

<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial information extracted from Krupp Realty
Fund 7 Financial Statements for the twelve months ended December 31, 1999 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               DEC-31-1999
<CASH>                                         120,525
<SECURITIES>                                         0
<RECEIVABLES>                                  244,193<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               518,462
<PP&E>                                      23,391,023<F2>
<DEPRECIATION>                            (14,436,906)<F3>
<TOTAL-ASSETS>                               9,837,297
<CURRENT-LIABILITIES>                          625,590
<BONDS>                                     10,220,052<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                 (1,008,345)<F5>
<TOTAL-LIABILITY-AND-EQUITY>                 9,837,297
<SALES>                                              0
<TOTAL-REVENUES>                             3,997,617<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,667,374<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             879,470
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (549,227)<F8>
<EPS-BASIC>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes all receivables  included in "prepaid expenses and other assets" on the Balance Sheet.
<F2>Multi-family complexes of $23,075,371 and deferred expenses of $315,652.
<F3>Accumulated  depreciation  of $14,265,488  and  accumulated  amortization of
$171,418.
<F4>Represents mortgage notes payable.
<F5>Total  deficit of the  General  Partners  of  ($309,945)  and of the Limited
Partners of ($698,400).
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $1,686,434, real estate taxes of $428,806 and depreciation and amortization of $1,552,134.
<F8>Net loss allocated ($5,492) to the General  Partners  and  ($543,735) to the
Limited Partners. Average net loss per Unit of Limited Partner interest is ($20.00) on 27,184 Units outstanding.

